Registration No. ________

As filed with the Securities and Exchange Commission on February 14, 2007

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM S-8

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
____________

STRATTEC SECURITY CORPORATION
(Exact name of registrant as specified in its charter)

Wisconsin	39-1804239
(State of Incorporation)	I.R.S. Employer I.D. No.

3333 West Good Hope Road Milwaukee, Wisconsin	53209
(Address of Principal Executive Offices)	(Zip Code)

AMENDED AND RESTATED STRATTEC SECURITY CORPORATION STOCK INCENTIVE PLAN
(Full title of the plan)

Patrick J. Hansen
Senior Vice President, Chief Financial Officer, Treasurer and Secretary
STRATTEC SECURITY CORPORATION
3333 West Good Hope Road
Milwaukee, Wisconsin 53209
(Name and address of agent for service)

(414) 247-3333
(Telephone number, including area code,
of agent for service)
____________

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered	Proposed maximum offering price per share	Proposed maximum aggregate offering price (3)	Amount of fee
Common Stock, $0.01 par value per share	100,000 shares (1)	$45.83 (2)(3)	$4,583,000 (2)(3)	$490.38 (2)(3)
(1)
Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the "Securities Act"), this Registration Statement also covers any additional shares of Common Stock that become issuable under the Amended and Restated STRATTEC SECURITY CORPORATION Stock Incentive Plan (the "Plan") by reason of any stock dividend, stock split, recapitalization or any similar transaction effected without the receipt of any consideration by STRATTEC SECURITY CORPORATION (the "Registrant") and results in any increase in the number of shares of the Registrant's Common Stock outstanding.

[Cover page 1 of 2 pages]

(2)
Estimated in accordance with Rules 457(c) and 457(h) under the Securities Act solely for the purpose of calculating the registration fee. In accordance with Rules 457(c) and 457(h), the computation is based on the average of the high and low prices of the Common Stock as reported on The NASDAQ Stock Market on February 12, 2007.

(3)	The actual offering price will be determined in accordance with the terms of the Plan.

[Cover page 2 of 2 pages]

PART II - INFORMATION REQUIRED IN THE
REGISTRATION STATEMENT

Item 3.    Incorporation of Documents by Reference.

This Registration Statement has been filed to register additional shares of the Registrant's common stock made available under the Amended and Restated STRATTEC SECURITY CORPORATION Stock Incentive Plan by reason of an amendment thereto approved by the shareholders of the Registrant. Pursuant to General Instruction E to Form S-8, the contents of the Registrant’s earlier Registration Statements on Form S-8 (Registration Nos. 333-4300, 333-31002 and 333-103219) effective April 29, 1996, February 24, 2000 and February 14, 2003 are incorporated by reference and made a part hereof.

Item 8.    Exhibits.

See Exhibit Index.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Milwaukee, State of Wisconsin, on February 14, 2007.

STRATTEC SECURITY CORPORATION

BY /s/ Harold M. Stratton II
      Harold M. Stratton II, Chairman, President and
      Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Harold M. Stratton II and Patrick J. Hansen, and each of them individually, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that either said attorney-in-fact and agent or his substitute may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Harold M. Stratton II Harold M. Stratton II	Chairman of the Board, President, Chief Executive Officer and Director (Principal Executive Officer)	February 13, 2007
/s/ Patrick J. Hansen Patrick J. Hansen	Senior Vice President, Chief Financial Officer, Treasurer and Secretary (Principal Financial Officer)	February 13, 2007
/s/ Frank J. Krejci Frank J. Krejci	Director	February 13, 2007
/s/ Michael J. Koss Michael J. Koss	Director	February 13, 2007
/s/ Robert Feitler Robert Feitler	Director	February 13, 2007
/s/ David R. Zimmer David R. Zimmer	Director	February 13, 2007

INDEX TO EXHIBITS

Exhibit No.	Description
4.1(1)	Amended and Restated Articles of Incorporation of the Company
4.2(2)	By-Laws of the Company
4.3(3)	Promissory note dated as of November 1, 2006 by and between the Company and M&I Bank
5.1	Opinion of Reinhart Boerner Van Deuren s.c. as to the legality of the common stock being registered.
23.1	Consent of Grant Thornton LLP
24	Power of Attorney*
______________________________

* Incorporated by reference to the signature page of this Registration Statement.

(1)  Incorporated by reference from Amendment No. 2 to the Form 10 filed on February 6, 1995.

(2)  Incorporated by reference from the Form 8-K filed on October 7, 2005.

(3)  Incorporated by reference from the December 31, 2006 Form 10-Q filed on February 1, 2007.